UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

CSB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Ohio	0-21714	34-1687530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

91 North Clay Street, P.O. Box 232, Millersburg, Ohio 44654

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 674-9015

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 24, 2013, CSB Bancorp, Inc. (“CSB”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”). At the close of business on March 11, 2013, the voting record date, there were 2,736,060 CSB common shares outstanding and entitled to vote. At the Annual Meeting, 1,884,218, or 68.9%, of the outstanding common shares entitled to vote were represented by proxy or in person.

(1)	Election of two directors to serve a three-year term expiring at the 2016 Annual Meeting of Shareholders:

	Number of Votes:
	For	Withheld	Broker Non-Votes
Jeffery A. Robb Sr.	1,330,001	18,071	536,146
John R. Waltman	1,342,086	5,986	536,146

Other directors whose term of office continued after the Annual Meeting:

Robert K. Baker

J. Thomas Lang

Ronald E. Holtman

Dr. Daniel J. Miller

Eddie L. Steiner

(2)	Non-binding advisory vote upon a resolution to approve the compensation of executives as disclosed in CSB’s Proxy Statement dated March 25, 2013.

Number of Votes:
For	Against	Abstain	Broker Non-Votes
1,153,375	169,703	24,994	536,146

(3)	Non-binding advisory vote, whether the shareholder advisory votes on the compensation of CSB’s named executive officers will occur every 1, 2, or 3 years.

Number of Votes:
3 Year	2 Year	1 Year	Abstain	Broker Non-Votes
889,899	79,787	240,547	137,839	536,146

(4)	Ratification of the appointment of S.R. Snodgrass, A.C. as CSB’s independent registered public accounting firm for the 2013 fiscal year:

Number of Votes:
For	Against	Abstain
1,872,351	1,014	10,853

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB Bancorp, Inc.

By:	/s/ Paula J. Meiler
Paula J. Meiler
Senior Vice President and
Chief Financial Officer

Date: April 25, 2013